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                                                                    EXHIBIT 99.1


                               ASSURE ENERGY, INC.

                                      PROXY

                         SPECIAL MEETING OF STOCKHOLDERS

                                January ___, 2004

         ________________ and ________________, or either of them, with power of substitution, are hereby appointed proxies at the Special Meeting of Stockholders of ASSURE ENERGY, INC. to be held [DATE], or at any adjournment or postponement thereof, to represent and to vote all shares of common stock of said corporation which the undersigned would be entitled to vote if personally present, upon matters specified on the reverse side and upon such other matters as may properly come before the Special Meeting, and any prior proxy to vote at such Special Meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

         You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASSURE ENERGY, INC. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ADOPTION OF THE PLAN OF CONVERSION AND, CHANGE IN DOMICILE CONTEMPLATED THEREBY AND FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.


             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)
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                       SPECIAL MEETING OF STOCKHOLDERS OF

                               ASSURE ENERGY, INC.

                                     [DATE]

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL.
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-293-8533 and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:
Please access the web page at www.continental stock.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS: ___________________

Please Detach and Mail in the Envelope Provided.

/ / Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS LISTED BELOW.


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UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

1.

ADOPTION OF THE PLAN OF CONVERSION, AND APPROVAL OF THE CHANGE IN DOMICILE FROM NEVADA TO ALBERTA, CANADA CONTEMPLATED THEREBY.

             FOR / /                  AGAINST / /               ABSTAIN / /

2.

APPROVAL OF THE PROPOSAL TO AUTHORIZE ASSURE ENERGY, INC. TO ADJOURN THE SPECIAL MEETING ON ONE OR MORE OCCASIONS, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE PLAN OF CONVERSION AND CHANGE IN DOMICILE.

             FOR / /                  AGAINST / /               ABSTAIN / /

         Check here for address change and note below.   / /

NEW ADDRESS

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SIGNATURE(S) ___________________________    DATE ___________________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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